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The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT (Subject to Completion—dated January 24, 2006)
(To Prospectus dated September 1, 2005)

Filed Pursuant to Rule 424(b)(3)
Registration No. 333—127154

            Shares

NITROMED, INC.

Common Stock

        We are offering up to    shares of our common stock. The common stock will be sold at a negotiated price of $    per share.

        Our common stock is listed on the Nasdaq National Market and traded under the symbol "NTMD."

        On January 23, 2006, the last reported sale price of our common stock on the Nasdaq National Market was $10.98 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement.

        We have retained J.P. Morgan Securities Inc. and Thomas Weisel Partners LLC to act as our exclusive placement agents in connection with this offering. We have agreed to pay the placement agents the placement agency fees set forth in the table below. The placement agents are not required to arrange for the sale of any specific number or dollar amount of shares but will use reasonable efforts to arrange for the sale of all of the shares offered hereby.

	Price to Investors	Placement Agency Fees	Proceeds to NitroMed, Before Expenses and After Placement Agency Fees
Per Share	$	$	$
Total	$	$	$

        We expect the total offering expenses, excluding placement agency fees, to be approximately $                        for all sales pursuant to this prospectus supplement. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agency fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        Delivery of the shares will be made on or about January    , 2006.

JPMorgan	Thomas Weisel Partners LLC

Prospectus Supplement dated January    , 2006.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the common stock we are offering and also adds to, and updates information contained in, the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. The second part, the base prospectus, provides more general information. Generally, when we refer to "this prospectus," we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

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        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Unless otherwise stated, all references to "us," "our," "NitroMed," "we," the "Company" and similar designations refer to NitroMed, Inc. Our logo, trademarks and service marks are the property of NitroMed. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.

        You should rely only on the information contained in this prospectus supplement and contained, or incorporated by reference, in the accompanying base prospectus. We have not authorized, and the placement agents have not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement and contained, or incorporated by reference, in the accompanying base prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in the section entitled "Where You Can Find More Information" in the accompanying base prospectus.

        We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information about us and this offering. This information is not complete and does not contain all the information you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the "Risk Factors" section of this prospectus supplement and the financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Overview

        NitroMed is an emerging pharmaceutical company with substantial expertise and intellectual property in nitric oxide based drug development. Our goal is to become a leading, multi-product pharmaceutical company by developing innovative nitric oxide-based products and by building on our BiDil® development experience and commercialization infrastructure to identify and market additional products for cardiovascular and metabolic diseases.

        In June 2005, the U.S. Food and Drug Administration, or FDA, approved our product, BiDil, for the treatment of heart failure in self-identified black patients. BiDil is an orally administered fixed dose combination of isosorbide dinitrate and hydralazine. We commercially launched BiDil in July 2005. BiDil is indicated to improve survival, prolong time to first hospitalization for heart failure and improve patient-reported functional status, as an adjunct to current standard heart failure therapy in self-identified black patients. There is little experience in patients with New York Heart Association class IV heart failure. Most patients in the clinical trial supporting effectiveness, referred to as the African American Heart Failure Trial, or A-HeFT, received, in addition to BiDil or placebo, a loop diuretic, an angiotensin converting enzyme inhibitor or an angiotensin receptor blocker, and a beta blocker and many also received a cardiac glycoside or an aldosterone antagonist.

        We are marketing BiDil to physicians who treat African Americans with heart failure. Our sales and marketing organization is comprised internally of a senior vice president of sales and marketing, a vice president of sales, a vice president of marketing, three regional sales directors and fifteen district sales managers. In addition, we have entered into an agreement with Publicis Selling Solutions pursuant to which 144 sales representatives, who have been hired and trained by Publicis, are exclusively dedicated to the sale of BiDil. We have engaged Schwarz Pharma under a five-year exclusive manufacturing and supply agreement for the three times daily immediate release dosage formulation of BiDil.

        We are also applying our nitric oxide technology to develop novel pharmaceuticals, as well as safer and more effective versions of existing drugs, to target significant diseases that are characterized by a deficiency in nitric oxide and to treat underserved patient populations. Our nitric oxide development strategy involves the internal development of proprietary nitric oxide-enhancing product candidates, such as BiDil, the co-development of nitric oxide-enhancing drugs with partners and the out-licensing of our nitric oxide enhancing technology in exchange for potential milestone payments and royalties on sales.

Recent Developments

        We launched BiDil with 195 sales territories that were estimated to account for 90% of African American patients with heart failure, covering approximately one-third of the nation's postal zip codes. Based on 6-month post-launch experience, we have found that the market is more concentrated than projected, with approximately 90% of BiDil prescriptions coming from only 144 of these territories. With this knowledge, we have reduced our sales force representation to approximately 144 sales representatives in order to further focus our sales force efforts and to generate greater cost-effectiveness in our sales strategy. As part of our effort to make our sales force more effective and cost-efficient, we intend to change the sales force from contractors to NitroMed employees by the third quarter of 2006, as permitted under our existing Publicis contract.

        Our current efforts to expand patient access to BiDil focus on gaining improved insurance coverage. We obtained approximately 100% private insurance coverage at launch at Tier III, a term generally used to denote the level of reimbursement at which access to a product is approved by a third-party payor but at which patient co-pays are at their highest level, ranging from approximately $35.00 to $50.00. We are currently seeking to secure Tier II reimbursement, a term generally used to denote a preferential level of reimbursement at which patient co-pays range from approximately $15.00 to $35.00, for 35% of privately covered lives, which we had hoped to achieve by January 2006, during the first quarter of 2006, and 50% of privately covered lives by July 2006. With respect to Medicare Part D, a Medicare prescription drug plan, as of January 7, 2006, in the 21 states that comprise 90% of the African American patient population, BiDil was listed on 37% of existing plans. Out of all plans on which BiDil was listed, 22% listed BiDil at a Tier II preferential reimbursement level. Because Medicare Part D was only implemented on January 1, 2006, the Medicare Part D plans are still actively in the process of enrolling participants. We cannot know if any of the plans on which we are currently listed will have a significant number of African American participants, if any at all. We also cannot know if BiDil will continue to be listed on any of these plans at a preferential reimbursement level, if at all. Accordingly, we cannot assess the impact that the current listing of BiDil on any given plan will have on our future revenues, if any. If the plans on which BiDil is currently listed do not enroll a significant number of African American participants, we will not benefit from these listings. In addition, if BiDil is not listed on any plans that do succeed in enrolling African American participants, and if BiDil does not receive preferable reimbursement treatment on such plans, market acceptance of BiDil could be negatively impacted and our ability to generate revenues from sales significantly impaired. BiDil is also currently covered under Medicaid plans covering 99% of the African American patient population covered under Medicaid plans.

        With respect to our coalition-building efforts, we recently announced a strategic alliance with the National Association for the Advancement of Colored People, or the NAACP, to implement measures to narrow health care disparities that exist between African Americans and Caucasians in areas of access, affordability, quality, infrastructure and compliance. As part of the partnership, NitroMed is providing a three-year $1.5 million grant to establish an organizational infrastructure to allow the NAACP to develop the necessary grass roots health advocacy initiatives.

        We recently announced that we expect to file an Investigational New Drug Application for a proprietary nitric oxide-enhanced cardiovascular agent in the second quarter of 2006. We currently have no development or commercialization partner for this product candidate.

        We expect our total operating expenses for our fiscal year ended December 31, 2005 to be approximately $100 to $115 million. Our BiDil product revenues have been and will continue to be subject to considerable variation due to volatility in prescription volume, the manner in which we account for product sales considering product return rates, level of purchases by individual customers and other matters related to the commercialization of this product. Total prescriptions for BiDil, based on aggregate weekly data as reported by National Data Company, or NDC, increased from an average of approximately 1,100 per month in the third quarter of 2005 to an average of approximately 3,400 per month in the fourth quarter of 2005, with December 2005 at approximately 4,900. We will need to substantially increase the number of prescriptions being written for BiDil in order to successfully commercialize this product.

        We were incorporated in Delaware in 1992. Our principal executive office is located at 125 Spring Street, Lexington, Massachusetts 02421, and our telephone number is (781) 266-4000. Our Internet address is www.nitromed.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus and should not be considered to be a part of this prospectus supplement or the accompanying base prospectus. Our website address is included in this prospectus supplement or the accompanying base prospectus as an inactive technical reference only.

        When used in this prospectus supplement or the accompanying base prospectus, the terms "NitroMed," "we," "our" and "us" refer to NitroMed, Inc., unless otherwise specified. We own the trademarks NitroMed®, NitRx®, BiDil®, and NitroMed's logo "N." Other trademarks and service marks appearing in this prospectus supplement or the accompanying base prospectus are the property of their respective holders.

THE OFFERING

Common stock offered
Common stock outstanding, as of December 31, 2005, as adjusted for the offering
Use of Proceeds
For general corporate purposes, including research and development expenses, manufacturing expenses, clinical trial costs, general and administrative expenses, and potential acquisitions of companies, products and technologies that complement our business. See "Use of Proceeds."
Risk Factors	You should read the "Risk Factors" section of this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.
Nasdaq National Market Symbol	NTMD

        The number of shares of our common stock to be outstanding after this offering is based on 30,491,967 shares outstanding as of December 31, 2005.

        The number of shares of our common stock to be outstanding after this offering excludes, as of December 31, 2005:

  •
  1,552,456 shares of common stock issuable upon the exercise of outstanding stock options and warrants at a weighted average exercise price of $4.44 per share; and

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  an aggregate of 700,891 additional shares of common stock reserved for future issuance under our Restated 1993 Equity Incentive Plan and Amended and Restated 2003 Stock Incentive Plan, each as amended to date.

SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

        You should read the selected financial data set forth below in conjunction with the financial statements and related notes incorporated by reference in this prospectus supplement and accompanying base prospectus. The following table sets forth the selected financial data for each of the fiscal years indicated and for the nine months ended September 30, 2004 and September 30, 2005. Results for the nine months ended September 30, 2005 are not necessarily indicative of results that may be expected for the entire year. The "as adjusted" column of the balance sheet data gives effect to the receipt of the net proceeds from the sale of our common stock in this offering.

	Fiscal Year Ended December 31,			Nine Months Ended September 30,
	2002	2003	2004	2004	2005
Statement of Operations Data:
Revenue	$750	$12,775	$16,458	$6,994	$2,311
Operating expenses:
Cost of product sales	—	—	—	—	2,877
Research and development	16,133	18,907	27,995	18,831	23,391
Sales, general and administrative	2,531	3,114	19,591	9,152	52,161

Loss from operations	(17,914)	(9,246)	(31,128)	(20,989)	(76,118)

Net loss	(17,342)	(8,769)	(29,773)	(20,057)	(74,285)
Deemed dividends related to beneficial conversion features of redeemable convertible preferred stock	—	(19,357)	—	—	—
Accretion of dividends to redemption value	(2,697)	(2,794)	—	—	—

Net loss attributable to common stockholders	$(20,039)	$(30,920)	$(29,773)	$(20,057)	$(74,285)

Net loss per common share:
Basic and diluted	$(20.66)	$(6.95)	$(1.14)	$(0.78)	$(2.45)
Weighted average basic and diluted common shares outstanding	970	4,447	26,152	25,829	30,311
	At September 30, 2005
	Actual	As Adjusted
Balance Sheet:
Cash, cash equivalents and marketable securities	$88,010
Working capital	71,950
Total assets	111,369
Total stockholders' equity	64,212

        The preceding table summarizes our balance sheet data at September 30, 2005:

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  On an actual basis; and

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  As adjusted to reflect our sale of the             shares of common stock offered by us at a price of $        per share, after deducting the placement agency fees and estimated offering expenses payable by us.

RISK FACTORS

        Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements contained or incorporated by reference in this prospectus supplement and accompanying base prospectus. Such factors that could cause or contribute to such differences include those factors discussed below. We have no intention and undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as specifically required by law or the rules of the Securities and Exchange Commission. If any of the following risks actually occur, our business, prospects, financial condition and operating results would likely suffer, possibly materially.

Risks Relating to our Business

        Because we have a history of losses and our future profitability is uncertain, our common stock is a highly speculative investment.

        We have experienced significant operating losses since our inception in 1992. For the three months and nine months ended September 30, 2005, we had a net loss of $32.1 million and $74.3 million, respectively. As of September 30, 2005, we had an accumulated deficit of approximately $210.9 million. We expect that we will continue to incur substantial losses and that our cumulative losses will increase as our research, development and commercialization efforts expand. We expect that the losses that we incur will fluctuate from quarter to quarter and that these fluctuations may be substantial. We received approval for our first product, BiDil, from the FDA on June 23, 2005, and launched commercial sales of BiDil in July 2005. All of our other product candidates are in research or pre-clinical development and will require significant additional testing prior to submission of any regulatory applications and, as such, are not expected to be commercially available for many years, if at all.

        A large portion of our expenses is fixed, including expenses related to facilities, equipment and personnel. We have spent significant amounts to launch BiDil, and we expect to incur significant operating expenses in connection with our ongoing commercialization activities related to BiDil. We have also spent significant amounts to fund research, development and commercialization of our product candidates and to enhance our core technologies. As a result, we expect that our operating expenses will continue to increase significantly in the near term and, consequently, we will need to generate significant revenue to achieve profitability. We are currently unable to estimate the level of revenues that we will realize from the commercialization of BiDil or any of our other product candidates. We are therefore unable to estimate when we will achieve profitability, if at all. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable could depress the market price of our common stock and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations.

        Our BiDil product revenues have been and will continue to be subject to considerable variation due to volatility in prescription volume, the manner in which we account for product sales considering product returns rates, level of purchases by individual customers and other matters related to the commercialization of this product. We have experienced and are likely to continue to experience significant revenue deferrals and product returns, as well as additional charges and expenses associated with stocking incentives, other promotional incentives, and other matters related to the launch and commercialization of this product. Significant inventory adjustments may also occur due to the 12-month shelf life of BiDil, sales forecast variances, or other factors. Any deferrals, returns or adjustments that negatively impact revenue, or our failure, for this or any other reason, to generate significant near-term revenue growth, could depress our stock price and adversely affect our ability to raise capital.

        Our business is substantially dependent on the commercial success of BiDil, and if sales of BiDil do not increase our business will be materially harmed and our stock price will decline.

        On June 23, 2005, the FDA approved BiDil for the treatment of heart failure in self-identified black patients as an adjunct to current standard therapy. We launched BiDil in July 2005 and therefore have only recently begun to receive revenue from sales of BiDil. BiDil is currently our only commercial product, and we expect it will account for all of our product sales and substantially all of our total revenues for the next several years. We face a number of significant risks relating to our ability to successfully commercialize BiDil, including risks relating to: our ability to successfully secure preferable reimbursement treatment from government and third-party insurers for BiDil; our ability to effectively and efficiently transition our contract field sales force to NitroMed and our ability to continue to increase the success of our sales force; our ability to effectively develop and/or contract for adequate marketing and manufacturing capabilities; our ability to gain market acceptance of BiDil as safe, effective and medically necessary; our ability to maintain the necessary patent protection, licenses and regulatory approvals required to market and sell BiDil; the availability of substantial cash to fund our BiDil commercialization plans; competitive factors, including the possibility of physicians prescribing the two lower cost generic drugs that compose BiDil itself as a substitute for BiDil, and adverse effects on pricing or reimbursement resulting from the possibility of this generic substitution; and the various other factors discussed in detail throughout this section titled "Risk Factors." In order for us to successfully commercialize BiDil, our sales of BiDil must increase significantly from their current levels. If we fail to significantly increase BiDil sales or if we increase such sales less significantly than investors expect, our near-term ability to generate product revenue, our reputation and our ability to raise additional capital will be materially impaired, and the value of an investment in our stock will decline.

        We will require substantial additional cash to fund our operating plan, including commercializing BiDil, and, if additional capital is not available, we may need to limit, scale back or cease our operations.

        We have used and will continue to require substantial funds to sell, market and manufacture BiDil, which was commercially launched in July 2005, to conduct research and development, including pre-clinical testing and clinical trials of our product candidates, and to market and manufacture any future products that are approved for commercial sale. In particular, we expect that we will incur significant expenses during 2006 and beyond relating to manufacturing, sales and marketing of BiDil. Moreover, we may incur significant additional expenditures to conduct clinical testing of our proprietary nitric oxide-enhanced cardiovascular agent and pre-clinical testing of our early-stage development programs. Because the successful commercialization of BiDil, and the timing of when we might receive significant revenue from BiDil, if at all, is uncertain, and because the successful development of any other product candidates is uncertain, we are unable to estimate the actual funds we will require to commercialize BiDil and to complete research and development of our product candidates. We believe that our existing cash, cash equivalents and marketable securities, together with the expected proceeds from this offering will be sufficient to fund our current operating plan, including increased operating expenses in support of the launch and commercialization of BiDil, for at least the next 21 months.

        However, our future capital requirements, and the period in which we expect our current cash to support our operations, may vary from what we expect due to a number of factors, including the following:

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  the cost of successfully commercializing BiDil;

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  the timing, receipt and amount of revenue from sales of BiDil;

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  the timing and costs of obtaining regulatory approvals, if any, for our other product candidates;

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  the timing, receipt and amount of milestone and other payments, if any, from collaborators;

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  the timing, receipt and amount of sales and royalties, if any, from our product candidates;

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  the resources required to successfully complete our clinical trials, if any;

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  continued progress in our research and development programs, as well as the magnitude of these programs;

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  the effect of competing technological and market developments;

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  the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;

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  the costs related to acquiring and/or in-licensing new technologies and/or products or product candidates; and

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  our ability to establish and maintain additional collaborative arrangements.

        We may be required to seek additional funding in the future and may do so through collaborative arrangements and/or public or private financings. Additional financing may not be available to us on acceptable terms, or at all. In addition, the terms of the financing may adversely affect the holdings or the rights of our stockholders. For example, if we raise additional funds by issuing equity securities, further dilution to our then-existing stockholders will result. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail our marketing efforts for BiDil or one or more of our research or development programs. We also could be required to seek funds through arrangements with collaborators or others that may require us to relinquish rights to some of our technologies, product candidates or products which we would otherwise pursue on our own.

        If we do not successfully market and sell BiDil or our other product candidates, either directly or through third parties, our future revenue will be limited.

        We currently have limited sales, marketing and distribution experience. We have launched BiDil in the United States ourselves, using a contract sales force. We transitioned to the use of a smaller sales force during the first quarter of 2006, and we intend to internalize this sales force during the third quarter of 2006. This transition could adversely affect our marketing of BiDil, and any adverse effect on BiDil sales will depress the value of our stock. In the future, we may also seek to market other products ourselves which are not already subject to marketing agreements and where we believe the target physician market can be effectively reached by a sales force we have established. In order to develop our internal sales force or to contract for sales and marketing capabilities, we will have to invest significant amounts of money and management resources. For BiDil and any other product candidates for which we decide to perform the sales, marketing and distribution functions ourselves, we could face a number of additional risks, including:

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  we may not be able to effectively or efficiently transition our contract sales force to NitroMed or to attract, build and retain a significant and qualified marketing or sales force;

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  the cost of establishing a marketing and sales force may not be justifiable in light of the revenues generated by any particular product or combination of products; and

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  our direct sales and marketing efforts may not be successful.

        For potential future products with larger target physician markets, we plan to rely significantly on sales, marketing and distribution arrangements with third parties. We may not be able to successfully enter into sales, marketing and/or distribution agreements with third parties in the future, on terms that are favorable to us, if at all. In addition, we may have limited or no control over the sales, marketing and distribution activities of these third parties. Our future revenues for any products for which we rely on third-party sales, marketing and distribution support will depend heavily on the success of the efforts of these third parties.

        Poor performance by our contract sales organization or difficulties arising in our planned transition to an internal sales force could prevent us from achieving the significant growth we need to achieve in BiDil revenues.

        We have entered into an agreement with Publicis, a contract sales organization, pursuant to which, on our behalf, Publicis has employed and trained a specialty sales force to sell BiDil to our target prescriber markets. Under separate agreements, Publicis has recruited, hired and trained seven account executives and one national director who assist us in gaining formulary access for BiDil and has hired five medical science liaisons to report into our medical affairs group. Our near-term revenue for BiDil will depend heavily upon the efforts and success of Publicis. If Publicis does not devote the resources, time and training required to establish, manage and maintain an effective and qualified sales force, our ability to achieve revenue from sales of BiDil will be harmed.

        We intend to transition approximately 144 of our contract sales representatives to NitroMed by the third quarter of 2006. We may not be able to effectively or efficiently complete this transition. Any failure to transition our current contract sales representatives, or election by us not to transition certain of these representatives, to NitroMed, will result in the need to recruit and train new sales representatives to cover our revised sales territories. We may not be able to successfully recruit and train new sales representatives, and the efforts to do so will result in additional costs and expenses related to our sales efforts. In addition, we have recently elected to reduce the number of sales territories in which we have sales representation. Any failure to adequately cover our current sales territories, or to cover through alternative marketing efforts the territories in which we have elected not to have sales representation, may result in reduced sales productivity and loss of revenue related to BiDil.

        Physicians, payors and patients may not be receptive to BiDil, which could prevent us from achieving and maintaining profitability.

        We currently market BiDil only in the United States. Key participants in the U.S. pharmaceutical marketplace, such as physicians, payors and patients, may not accept a product intended to improve therapeutic results based on ethnicity. As a result, it may be more difficult for us to convince the medical community, third-party payors and patients to accept and use BiDil. Our business is substantially dependent on market acceptance of BiDil.

        Other factors that we believe will materially affect market acceptance of BiDil include:

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  the availability of favorable government and third-party payor reimbursement;

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  the timing of our receipt of marketing approval, if any, for next-generation BiDil products, such as BiDil XR and BiDil Combination products, or for any expansion of our current label for BiDil, such as extended product dating or inclusion of new data, for example, data based on the Genetic Risk Factors Assessment in Heart Failure trial and/or ejection fraction or remodeling studies;

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  the success of our promotional programs;

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  the timing of our receipt of any marketing approvals outside the U.S., the terms of any non-U.S. approval (including labeling requirements and/or limitations), and the countries in which approvals are obtained, if any;

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  the safety, efficacy and ease of administration of BiDil; and

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  the ability to produce BiDil at a competitive price.

        If the government or third-party payors do not reimburse patients for BiDil or any of our product candidates that are approved for marketing, or do not reimburse such products at favorable levels, they might not be used or purchased, and our revenues and profits will be adversely affected.

        Our revenues and profits depend heavily upon the availability of coverage and favorable reimbursement for the use of BiDil and any of our other product candidates that may be approved for marketing, from third-party healthcare and state and federal government payors, both in the United States and in foreign markets. Reimbursement by a third party payor may depend upon a number of factors, including the third-party payor's determination that use of a product is:

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  safe, effective and medically necessary;

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  appropriate for the specific patient;

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  cost-effective; and

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  neither experimental nor investigational.

        Since reimbursement approval for a product is required from third-party and government payors in order for patients to be reimbursed for the cost of a product, seeking this approval, particularly when seeking approval for a preferred form of reimbursement over other competitive products, is a time-consuming and costly process. Third-party payors may require cost-benefit analysis data from us in order to demonstrate the cost-effectiveness of any product we might bring to market. For any individual third-party payor, we may not be able to provide data sufficient to gain reimbursement on a similar or preferred basis to competitive products or at all. Once reimbursement at an agreed level is approved by a third-party payor, we may lose that reimbursement entirely, or we may lose the similar or better reimbursement we receive compared to competitive products. As reimbursement is often approved for a period of time, this risk is greater at the end of the time period, if any, for which the reimbursement was approved. In addition, legislative or regulatory efforts to control or reduce healthcare costs or reform government healthcare programs could result in lower prices or rejection of our products. Changes in coverage and reimbursement policies or healthcare cost containment initiatives that limit or restrict reimbursement for our products may cause our revenue to decline. Any failure by us to obtain reimbursement for our products, or to secure a preferred form of reimbursement that reduces costs to patients, may negatively impact market acceptance of our products and adversely affect our ability to generate revenues from sales.

        The availability of lower priced generic substitutes for BiDil may adversely affect our sales of BiDil and the pricing or reimbursement we are able to obtain for BiDil.

        BiDil is a fixed-dosed combination of two generic drugs, which are approved and separately marketed, in dosages similar to those we include in BiDil, at prices substantially below the prices we are charging for BiDil. While neither of these two generic drugs is approved for the treatment of heart failure, as a practical matter it may be impossible for us to prevent physicians from prescribing a combination of these two, lower cost generic drugs as a substitute for prescribing BiDil. If substantial numbers of physicians prescribe the combination of these two generic drugs, rather than BiDil, we could fail to achieve the sales of BiDil necessary for successful commercialization or the rapid increase in BiDil sales which investors may expect us to achieve, either of which would depress the price of our stock. The price of our stock could also be depressed if potential large purchasers of BiDil such as hospitals or health maintenance organizations require the substitution of these generic drugs for BiDil, or if state formularies or other government agencies or private payors that approve reimbursement for drugs require such substitution, or if the availability of these generic drugs reduces the price or reimbursement amounts we are able to achieve for BiDil.

        The application of our nitric oxide technology to existing drugs is unproven in humans and, as a result, we may not be able to successfully develop and commercialize any product candidates based upon this technology.

        A component of our strategy is to seek to improve existing drugs with our proprietary nitric oxide technology. Our product candidates include nitric oxide enhancements of existing drugs. Thus, we are modifying compounds whose chemical and pharmacological profiles are well-documented and understood. However, many of our potential product candidates are new molecules with chemical and pharmacological profiles that differ from that of the existing drugs. These compounds may not demonstrate in patients the chemical and pharmacological properties shown in laboratory studies, and they may interact with human biological systems in unforeseen, ineffective or harmful ways. In addition, it is possible that existing drugs or newly discovered drugs may not benefit from the application of our nitric oxide technology. If we are not able to successfully develop and commercialize drugs based upon our technology, we will not generate revenue based on these drugs, and the value of our stock will decline.

        If our clinical trials for any product candidates we advance into clinical testing are not successful, we will not be able to successfully develop and commercialize these product candidates.

        In order to obtain regulatory approvals for the commercial sale of our product candidates, our collaborators or we will be required to complete extensive clinical trials in humans to demonstrate the safety and efficacy of our product candidates. We may not be able to obtain authority from the FDA or other regulatory agencies to commence or complete these clinical trials. If permitted, such clinical testing may not prove that our product candidates are sufficiently safe and effective to permit us to obtain marketing approvals from regulatory authorities. Moreover, positive results demonstrated in pre-clinical studies and clinical trials that we complete may not be indicative of results obtained in future clinical trials. Furthermore, we, one of our collaborators, institutional review boards or regulatory agencies may suspend clinical trials at any time if it is believed that the patients participating in such trials are being exposed to unacceptable health risks. Adverse or inconclusive clinical trial results concerning any of our product candidates could require us to conduct additional clinical trials, result in increased costs and significantly delay the filing for marketing approval for those product candidates with the FDA, result in a filing for a narrower indication than was originally sought or result in a decision to discontinue development of those product candidates.

        The successful completion of our clinical trials will depend on, among other things, the rate of patient enrollment. Patient enrollment is a function of many factors, including the size of the patient population, the nature of the clinical protocol, the availability of alternative treatments, the proximity of patients to clinical sites and the eligibility criteria for the study. We may be unable to enroll the number of patients we need to complete a trial on a timely basis. Moreover, delays in planned patient enrollment for clinical trials may cause us to incur increased costs and delay commercialization.

        We have relied on academic institutions or clinical research organizations to supervise or monitor some or all aspects of our African American Heart Failure Trial, and we expect to rely on academic institutions and clinical research organizations for other product candidates we advance into clinical testing. In addition, we may need to rely on third parties for technology to support the development of our product candidates. Accordingly, we have less control over the timing and other aspects of these clinical trials than if we conducted them entirely on our own.

        As a result of these factors, we, or third parties on whom we rely, may not successfully begin or complete our clinical trials in the time periods we have forecasted, if at all. Moreover, if we incur costs and delays in our programs or if we do not successfully develop and commercialize our products, our stock price may decline.

        If our partners and we do not obtain and maintain the regulatory approvals required to market and sell our product candidates, then our business will be unsuccessful, and the market price of our stock will substantially decline.

        Our partners and we will not be able to market any of our product candidates in the United States, Europe or in any other country without marketing approval from the FDA or equivalent foreign regulatory agency. The process of obtaining FDA approval of pharmaceutical products is costly and time consuming. Any new pharmaceutical product must undergo rigorous preclinical and clinical testing and an extensive regulatory approval process mandated by the FDA. Such regulatory review includes the determination of manufacturing capability and product performance. The approval process is affected by such factors as:

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  the severity of the disease;

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  the quality of the regulatory submission;

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  the clinical efficacy and safety;

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  the strength of the chemistry and manufacturing control of the process;

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  the manufacturing facility compliance;

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  the availability of alternative treatments;

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  the risks and benefits demonstrated in clinical trials; and

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  the patent status and marketing exclusivity rights of certain innovative products.

The regulatory process to obtain market approval for a new drug takes many years and requires expenditures of substantial resources. We have had only limited experience in preparing applications and obtaining regulatory approvals.

        There can be no assurance that our pharmaceutical products currently in development, or those product candidates acquired or in-licensed by us, will be approved by the FDA. In addition, there can be no assurance that all necessary approvals will be granted for future product candidates or that FDA review or actions will not involve delays caused by the FDA's request for additional information or testing that could adversely affect the time to market and sale of these product candidates.

        If we do not receive required regulatory approval or clearance to market any of our product candidates, we will not be able to develop and commercialize these product candidates, which will affect our ability to achieve profitability and may cause the market price of our common stock to substantially decline.

        Even if we obtain regulatory approvals, our marketed products, including BiDil, will be subject to ongoing regulatory review. If we fail to comply with continuing United States and foreign regulations, we could lose our approvals to market our products and our business would be seriously harmed.

        Even after approval, any products we develop will be subject to ongoing regulatory review and restrictions, including the review of clinical results which are reported after our products are made commercially available, and restrictions on the indications for which we can market the product. The FDA can propose to withdraw our approval if new clinical data or experience shows that a product is not safe for use under the approved conditions of use. The FDA or we may need to send important information about our products to healthcare providers. The marketing claims we are permitted to make in labeling or advertising regarding our marketed products are limited to those specified in any FDA approval. For example, because BiDil is specifically approved for labeling for self-identified black patients, we may not promote BiDil for use in other patient populations. For our prescription drugs, we must submit copies of our advertisements and promotional labeling, including, for example, professional journal advertisements, website pages, professional direct mailers, direct-to-consumer advertisements, convention booth panels and handouts, to the FDA at the time of initial publication or dissemination. If the FDA believes these materials or statements made by sales representatives or other company officials promote our products for unapproved indications, the FDA could allege that our promotional activities misbrand our products. Specifically, the FDA could issue an untitled letter or warning letter, which requests, among other things, that we cease such promotional activities, including disseminating the advertisements and promotional labeling, and that we issue corrective advertisements and labeling, including sending letters to healthcare providers. The FDA also could take enforcement action including seizure of allegedly misbranded product, injunction or criminal prosecution against the company and its officers or employees. If we repeatedly or deliberately failed to submit such advertisements and labeling to the agency, the FDA could withdraw our approvals. The FDA also monitors manufacturers' support of continuing medical education, or CME, programs where the programs involve the manufacturers' or a competitor's products to ensure that manufacturers do not influence the CME content as a means of promoting their products for off label uses.

        In addition, the manufacturer and manufacturing facilities we use to produce any of our product candidates will be subject to periodic review and inspection by the FDA. We will be required to report any serious and unexpected adverse experiences and certain quality problems with our products and make other periodic reports to the FDA. The discovery of any previously unknown problems with the product, manufacturer or facility may result in restrictions on the product or manufacturer or facility, including withdrawal of the product from the market. Certain changes to an approved product, including the way it is manufactured or promoted, often require prior FDA approval before the product as modified may be marketed. If we fail to comply with applicable continuing regulatory requirements, we may be subject to fines, untitled letters, warning letters, civil penalties, suspension or withdrawal of regulatory approvals, product recalls and seizures, injunctions, operating restrictions and/or criminal prosecutions and penalties.

        If we, our third-party manufacturers or our service providers fail to comply with applicable laws and regulations, we or they could be subject to enforcement actions, which could affect our ability to market and sell our products and harm our reputation.

        If we or our third-party manufacturers or service providers fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to enforcement actions which could affect our ability to develop, market and sell our products successfully and could harm our reputation and lead to fewer acceptances of our products by the market. These enforcement actions include:

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  product seizures;

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  voluntary or mandatory recalls;

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  patient or physician notifications, including letters to healthcare professionals and corrective advertising;

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  withdrawal of product approvals;

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  restrictions on, or prohibitions against, marketing our products;

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  fines;

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  restrictions on importation of our products;

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  injunctions;

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  debarments;

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  civil and criminal penalties; and

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  suspension of review of, or refusal to approve, pending applications.

        We could be negatively impacted by the application or enforcement of federal and state fraud and abuse laws, including anti-kickback laws and other federal and state anti-referral laws.

        We are subject to various federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback laws and physician self-referral laws. Violations of these laws are punishable by criminal and civil sanctions, including, in some instances, imprisonment and exclusion from participation in federal and state healthcare programs, including the Medicare, Medicaid and Veterans Administration health programs. Because of the far-reaching nature of these laws, we may be required to alter or discontinue one or more of our practices to be in compliance with these laws. Healthcare fraud and abuse regulations are complex, and even minor irregularities can potentially give rise to claims that a statute or prohibition has been violated. Any violations of these laws, or any action against us for violation of these laws, even if we successfully defend against it, could result in a material adverse effect on our business, financial condition and results of operations. If there is a change in law, regulation or administrative or judicial interpretations, we may have to change or discontinue our business practices or our existing business practices could be challenged as unlawful, which could have a material adverse effect on our business, financial condition and results of operations. In addition, we could become subject to false claims litigation under federal statutes, which can lead to treble damages based on the reimbursements by federal healthcare programs, civil money penalties (including penalties levied on a per false claim basis), restitution, criminal fines and imprisonment, and exclusion from participation in Medicare, Medicaid and other federal and state healthcare programs. These false claims statutes include the False Claims Act, which allows any person to bring suit on behalf of the federal government alleging the submission of false or fraudulent claims, or causing to present such false or fraudulent claims, under federal programs or contracts claims or other violations of the statute and to share in any amounts paid by the entity to the government in fines or settlement. These suits against biotechnology companies have increased significantly in recent years and have increased the risk that a healthcare company will have to defend a false claim action, pay fines or restitution, or be excluded from the Medicare, Medicaid or other federal and state healthcare programs as a result of an investigation arising out of such action. We cannot assure you that we will not become subject to such litigation or, if we are not successful in defending against such actions, that such actions will not have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure you that the costs of defending claims or allegations under the False Claims Act will not have a material adverse effect on our business, financial condition and results of operations.

        If the third-party manufacturer of BiDil encounters delays or difficulties in production, we may not be able to meet demand for the product, and we may lose potential revenue.

        We do not manufacture BiDil and have no plans to do so. We have engaged Schwarz Pharma Manufacturing, under a five-year exclusive manufacture and supply agreement solely for the three times daily immediate release dosage formulation of BiDil. Under the supply agreement, we have the right to engage a backup manufacturer but do not currently have any backup manufacturing agreement in place. The terms of the supply agreement provide that it may be terminated by either us or Schwarz Pharma under specified circumstances, including a material breach of the supply agreement by either party, the occurrence of a payment default by us, our material impairment of the manufacturing licenses we have granted to Schwarz Pharma or a failure of Schwarz Pharma to supply conforming products. In addition, either party may terminate the supply agreement in the event the FDA takes any action, the result of which is to permanently prohibit the manufacture, sale or use of the product. If we are unable to maintain a commercially reasonable manufacturing agreement for the production of BiDil with Schwarz Pharma, we may not be able to successfully commercialize BiDil and our stock price may decline.

        Furthermore, Schwarz Pharma may encounter difficulties in production. These problems may include, but are not limited to:

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  difficulties with production costs and yields;

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  quality control and assurance;

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  difficulties obtaining ingredients for our products;

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  shortages of qualified personnel;

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  compliance with strictly enforced federal, state and foreign regulations; and

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  lack of capital funding.

        The number of third-party manufacturers with the manufacturing and regulatory expertise and facilities necessary to manufacture finished products for us on a commercial scale is limited, and it would take a significant amount of time to arrange, qualify, and receive necessary regulatory approval for alternative arrangements. We may not be able to contract for manufacturing on acceptable terms, if at all.

        Any of these factors could increase our costs and result in our inability to effectively commercialize BiDil. Furthermore, if Schwarz Pharma or any other third-party manufacturer of BiDil fails to deliver the required commercial quantities of finished product on a timely basis and at commercially reasonable prices, we may be unable to meet the demand for our product, and we may lose potential revenues.

        The development and commercialization of our product candidates may be terminated or delayed, and the cost of development and commercialization may increase, if third parties on whom we rely to manufacture our products do not fulfill their obligations.

        We do not manufacture any of our product candidates and have no current plans to develop any capacity to do so in the future. In order to continue to develop product candidates, apply for regulatory approvals and commercialize our products, we plan to rely on third parties for the production of clinical and commercial quantities of our product candidates. We may not be able to secure a third-party manufacturer for our product candidates on commercially favorable terms, if at all. In addition, contract manufacturers are subject to ongoing periodic, unannounced inspection by the FDA and corresponding state and foreign agencies or their designees to ensure strict compliance with current Good Manufacturing Practices, or cGMP, and other governmental regulations and corresponding foreign standards. The cGMP requirements govern quality control of the manufacturing process and documentation of policies and procedures. Other than through contract, we do not have control over compliance by our contract manufacturers with these regulations and standards. Our present or future contract manufacturers may not be able to comply with cGMPs and other FDA requirements or similar regulatory requirements outside the United States. Failure of our contract manufacturers to comply with applicable regulations could result in sanctions being imposed on us in some cases, including fines, injunctions, failure of regulatory authorities to grant marketing approval of our product candidates, delays, suspension or withdrawal of approvals, seizures or recalls of product candidates, operating restrictions, and criminal prosecutions, any of which could significantly and adversely affect our business. We will depend upon these third parties to perform their obligations in a timely manner and in accordance with applicable laws and regulations. If we fail to secure a third-party manufacturer on commercially favorable terms, or to the extent that third-party manufacturers with whom we contract fail to perform their obligations in accordance with applicable laws and regulations, we may be adversely affected in a number of ways, including:

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  we may not be able to initiate or continue clinical trials of our product candidates, including BiDil XR and BiDil Combination products;

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  we may be delayed in submitting applications for regulatory approvals for our product candidates, including BiDil XR and BiDil Combination products;

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  we may be required to cease distribution and/or recall some or all batches of our products; and

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  we may not be able to meet commercial demands for our products or achieve profitability.

        We rely on a single source supplier for one of the two active ingredients in BiDil, and the loss of this supplier could prevent us from selling BiDil, which would materially harm our business.

        We rely on Sumitomo for our supply of hydralazine, one of the two active ingredients in BiDil. Sumitomo is currently the only supplier of hydralazine worldwide. We do not have any agreement with Sumitomo regarding the supply of hydralazine. If Sumitomo stops manufacturing or is unable to manufacture hydralazine, or if we are unable to procure hydralazine from Sumitomo on commercially favorable terms, we may be unable to continue to sell BiDil on commercially viable terms, if at all. Furthermore, because Sumitomo is currently the sole supplier of hydralazine, Sumitomo has unilateral control over the price of hydralazine. Any increase in the price for hydralazine may reduce our gross margins and adversely affect our ability to achieve profitability.

        The expiration of the research term under our collaboration agreement with Boston Scientific has resulted in the loss of potential royalty-based revenue from the collaboration and may indicate that the development of nitric oxide-enhancing stents is not viable.

        In November 2001, we entered into a research, development and license agreement with Boston Scientific pursuant to which we granted Boston Scientific an exclusive worldwide license to develop and commercialize certain of our nitric oxide-enhancing compounds for use with their stents or specialty catheters in the area of restenosis. In December 2003, we extended the research collaboration to develop nitric oxide-enhanced paclitaxel-coated stents until December 31, 2005. The research term of this agreement expired on December 31, 2005, although certain rights extend beyond this term. If we are not able to continue the development of the technology developed under this agreement, we may lose any investment made in the development of, and any potential revenue that may have resulted from, the development, sale or licensing of, nitric oxide-enhancing stents.

        The termination of our collaboration agreement with Merck, resulting from Merck's recent decision to withdraw its COX-2 inhibitor, Vioxx, from worldwide markets, has resulted in the loss of potential milestone and royalty-based revenue from the collaboration and may indicate that the development of nitric oxide-enhancing COX-2 inhibitors is not viable.

        In December 2002, we entered into an exclusive, worldwide research, collaboration and licensing agreement with Merck pursuant to which we granted Merck marketing and sales rights to our technology for nitric oxide-enhancing COX-2 inhibitors. On September 30, 2004, Merck halted the phase II trial of our lead candidate in nitric oxide-enhancing COX-2 inhibitors. We and Merck terminated our collaboration agreement during November 2004, which will result in the loss of any potential milestone or royalty revenue from the sale of products that may have resulted from the collaboration as well as any research and development funding that we may have received beyond the end of the initial research term in December 2005. In April 2005, the FDA imposed several restrictions on the labeling and sale of non-steroidal anti-inflammatory drugs, including COX-2 inhibitors. If the FDA imposes additional regulatory burdens for the approval of new COX-2 inhibitors, if COX-2 inhibitors continue to pose safety concerns, or if the market for COX-2 inhibitors contracts, then we may lose any investment made in the development of, and any potential revenue that may have resulted from, the development, sale or licensing of nitric oxide-enhancing COX-2 inhibitors.

        Any future collaborative arrangements that we seek to enter into with third parties may not be scientifically or commercially successful.

        Factors that may affect the success of our future collaborations include the following:

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  our future collaborators may be pursuing alternative technologies or developing alternative product candidates, either on their own or in collaboration with others, that may be competitive with the product candidate on which they will be collaborating with us and which could affect their commitment to our future collaboration;

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  future reductions in marketing or sales efforts or a discontinuation of marketing or sales of our products by our collaborators would reduce our revenues which would be based on a percentage of net sales by the collaborator;

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  our future collaborators may terminate their collaborations with us, which could make it difficult for us to attract new collaborators or adversely affect how we are perceived in the business and financial communities; and

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  our future collaborators may pursue higher-priority programs or change the focus of their development programs, which could affect the collaborators' commitment to us.

        We face significant competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

        The pharmaceutical industry is highly competitive and characterized by rapid and significant technological change. Our principal competitors in the markets we have targeted, including cardiovascular disease, are large, multinational pharmaceutical companies that have substantially greater financial and other resources than we do and are conducting extensive research and development activities on technologies and product candidates similar to or competitive with ours. Many of our competitors are more experienced than we are in pharmaceutical development and commercialization, obtaining regulatory approvals and product marketing and manufacturing. As a result, they may:

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  develop and commercialize products that render our products obsolete or non-competitive or that block or delay approval of our product candidates as a result of patent or non-patent exclusivity;

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  develop product candidates and market products that are less expensive or more effective than our products;

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  commercialize competing products before we or our partners can launch any products developed from our product candidates;

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  initiate or withstand substantial price competition more successfully than we can;

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  have greater success in recruiting skilled scientific workers from the limited pool of available talent; and

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  more effectively negotiate third-party licenses and strategic relationships; and take advantage of product acquisition or other opportunities more readily than we can.

        There are a number of companies currently marketing and selling products to treat heart failure in the general population that will compete with BiDil. These include GlaxoSmithKline, plc, which currently markets Coreg®, Merck & Co., Inc., which currently markets Vasotec® and Astra Zeneca, plc, which currently markets Toprol XL®.

        We also face competition from other pharmaceutical companies seeking to develop drugs using nitric oxide technology. For example, we are aware of at least seven companies working in the area of nitric oxide based therapeutics. These companies are: Angiogenix Inc., GB Therapeutics, NicOx S.A., OxoN Medica, RenoPharm, Vasopharm BIOTECH GmbH and Nitrox LLC.

        We may be exposed to product liability claims and may not be able to obtain or maintain adequate product liability insurance.

        Our business exposes us to the risk of product liability claims that is inherent in the manufacturing, testing, and marketing of human therapeutic products. Our clinical trial liability and commercial product liability insurance is subject to deductibles and coverage limitations. We may not be able to obtain or maintain insurance on acceptable terms, or at all. Moreover, any insurance that we do obtain may not provide adequate protection against potential liabilities, and our capital resources could be depleted as a result.

        Our failure to successfully acquire, develop and market additional product candidates or approved products would impair our ability to grow.

        As part of our strategy, we intend to acquire, develop and market additional products and product candidates for cardiovascular and metabolic diseases. The success of this strategy depends upon our ability to identify, select and acquire appropriate pharmaceutical product candidates and products.

        Any product candidate we license or acquire may require additional development efforts prior to commercial sale, including extensive clinical testing and approval by the FDA and applicable foreign regulatory authorities. All product candidates are prone to the risks of failure inherent in pharmaceutical product development, including the possibility that the product candidate will not be shown to be sufficiently safe and effective for approval by regulatory authorities. In addition, we cannot guarantee that any products that we develop or acquire that are approved will be manufactured or produced economically, successfully commercialized or widely accepted in the marketplace.

        Proposing, negotiating and implementing an economically viable acquisition of a product or product candidate is a lengthy and complex process. Other companies, including those with substantially greater financial, marketing and sales resources, may compete with us for the acquisition of product candidates and approved products. We may not be able to acquire the rights to additional product candidates and approved products on terms that we find acceptable, if at all.

        If the estimates we make and the assumptions on which we rely in preparing our financial statements prove inaccurate, our actual results may vary significantly.

        Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, revenues and expenses, the amounts of charges taken by us and related disclosure. Such estimates and judgments include revenue recognition, the carrying value of our accounts receivables, inventory and assets, our estimates of accrued expenses and our estimates of the fair value of equity instruments granted or sold by us. We base our estimates and judgments on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. However, these estimates and judgments, or the assumptions underlying them, may prove to be incorrect. Accordingly, our actual financial results may vary significantly from the estimates contained in our financial statements.

        We face costs and risks associated with compliance with Section 404 of the Sarbanes-Oxley Act.

        We are evaluating our internal control systems in order to allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. As a result, we are incurring additional expenses and a diversion of management's time. While we currently anticipate completion of testing and evaluation of our internal controls over financial reporting with respect to the requirements of Section 404 of the Sarbanes-Oxley Act in a timely fashion, there can be no assurance that we will be able to accomplish this. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we might be subject to investigation by regulatory authorities. Any such action could adversely affect our financial results and/or the market price of our common stock.

Risks Relating to our Intellectual Property Rights

        Our patent protection for BiDil, which is a combination of two generic drugs, is limited, and we may be subject to generic substitution or competition and resulting pricing pressure.

        We have no composition of matter patent covering BiDil, our product for the treatment of heart failure in self-identified black patients as an adjunct to current standard therapy. BiDil is a fixed-dose combination of two generic drugs, isosorbide dinitrate and hydralazine, which are approved and separately marketed, in dosages similar to those we include in BiDil, for indications other than heart failure, at prices below the prices we are charging for BiDil. We have three issued method-of-use patents, one of which covers the use of the combination of isosorbide dinitrate and hydralazine to reduce the incidence of mortality associated with chronic congestive heart failure, expiring in 2007, and the others covering the treatment of heart failure in black patients, expiring in 2020. As a practical matter, we may not be able to enforce these method-of-use patents to prevent physicians from prescribing isosorbide dinitrate and hydralazine separately for the treatment of heart failure in black patients, even though neither drug is approved for such use. We also may not be able to enforce these method-of-use patents to prevent hospitals and pharmacies from supplying such patients with these generic drugs separately in lieu of BiDil.

        Other factors may also adversely affect our patent protection for BiDil. If we are successful in marketing BiDil, manufacturers of generic drugs will have an incentive to challenge our patent position. The combination therapy of isosorbide dinitrate and hydralazine for use in heart failure was developed through lengthy, publicly-sponsored clinical trials conducted during the 1980s, prior to the filing of the patent application that resulted in the 2007 patent. The U.S. Patent and Trademark Office, or U.S. patent office, considered published reports on these clinical trials and concluded that they did not constitute prior art that would prevent the issuance of the 2007 patent. The U.S. patent office also considered the question of whether the 2007 patent constituted prior art with respect to the 2020 patents, and determined that the claims of the 2020 patents were non-obvious and patentable. A court considering the validity of the 2007 or 2020 patents with respect to questions of prior art might be presented with other alleged prior art or might reach conclusions different from those reached by the U.S. patent office. If the 2007 or 2020 patents were to be invalidated or if physicians were to prescribe isosorbide dinitrate and hydralazine separately for heart failure in black patients, our BiDil revenue could be significantly reduced, we could fail to recover the cost of developing BiDil and BiDil might not be a viable commercial product.

        If we are not able to obtain and enforce patent protection for our discoveries, our ability to develop and commercialize our product candidates will be harmed, and we may not be able to operate our business profitably.

        Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop under the patent and other intellectual property laws of the United States and other countries, in order to prevent others from using our inventions and proprietary information. Because certain United States patent applications are confidential until patents issue, such as applications filed prior to November 29, 2000, or applications filed after such date which will not be filed in foreign countries, third parties may have filed patent applications for technology covered by our pending patent applications without our being aware of those applications, and our patent applications may not have priority over patent applications of others.

        Our strategy depends on our ability to rapidly identify and seek patent protection for our discoveries. This process is expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Despite our efforts to protect our proprietary rights, unauthorized parties may be able to obtain and use information that we regard as proprietary. The mere issuance of a patent does not guarantee that it is valid or enforceable, so even if we obtain patents, they may not be valid or enforceable against third parties.

        The issued patents and patent applications for our product candidates and nitric oxide technology include claims with respect to both the composition of specific products or compounds and specific methods of using these products or compounds in therapeutic areas. In some cases, like BiDil, our only patent protection is with respect to the method of using a product or compound, and we do not have patent claims covering the underlying composition of the product or compound. Method-of-use patents may provide less protection for our product candidates and products because it may be more difficult to prove direct infringement against a pharmaceutical manufacturer or distributor once they have gained approval for an alternative indication. In addition, if any other company gains FDA approval for an indication separate from the one we are pursuing and markets a product that we expect to market under the protection of a method-of-use patent, physicians will be able to prescribe that product for use in the indication for which we have obtained approval, even though the product is not approved for such indication. As a practical matter, we may not be able to enforce our method-of-use patents against physicians prescribing products for such off-label use. Off-label use and any resulting off-label sales could make it more difficult to obtain the price we would otherwise wish to achieve for, or to successfully commercialize, our products. In addition, in those situations where we have only method-of-use patent coverage for a product candidate, it may be more difficult to find a pharmaceutical company partner to license or support development of our product candidate.

        Our pending patent applications may not result in issued patents. The patent position of pharmaceutical or biotechnology companies, including ours, is generally uncertain and involves complex legal and factual considerations. The standards which the U.S. patent office and its foreign counterparts use to grant patents are not always applied predictably or uniformly and can change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in pharmaceutical or biotechnology patents. Accordingly, we do not know the degree of future protection for our proprietary rights or the breadth of claims allowed in any patents issued to us or to others.

        We also rely on trade secrets, know-how and technology, which are not protected by patents, to maintain our competitive position. If any trade secret, know-how or other technology not protected by a patent were to be disclosed to or independently developed by a competitor, our business and financial condition could be materially adversely affected.

        If we become involved in patent litigation or other proceedings to enforce our patent rights, we would incur substantial costs and expenses, substantial liability for damages and/or be required to stop our product development and commercialization efforts.

        A third party may sue us for infringing on its patent rights. Likewise, we may need to resort to litigation to enforce a patent issued to us or to determine the scope and validity of third-party proprietary rights. The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our management's efforts. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, our strategy of providing nitric oxide-enhancing versions of existing products could lead to more patent litigation as the markets for these existing products are very large and competitive. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

        For example, we have filed an opposition in the European Patent Office, or EPO, to revoke NicOx S.A.'s European Patent No. 904 110, which we refer to as EP '110. This patent is directed to the use of organic compounds containing a nitrate group or inorganic compounds containing a nitric oxide group to reduce the toxicity caused by certain drugs, including non-steroidal anti-inflammatory drugs, or NSAID's. The basis for our opposition, in part, is that the claims in EP '110 are anticipated and therefore invalid if they are construed to cover a single compound chemically linked to a nitrate moiety. While we believe that the claims in EP '110 will be invalidated, or be narrowed, we cannot predict with certainty the outcome of the opposition. If the EPO finds that there are valid claims in EP '110 that cover compounds chemically linked to nitrates, we may be adversely affected in our ability to market our product candidates for reducing gastrointestinal toxicity without first obtaining a license from NicOx, which may not be available on favorable terms, if at all.

        If any parties are able to successfully claim that our creation or use of proprietary technologies infringes upon their intellectual property rights, we might be forced to pay damages, potentially including treble damages, if we are found to have willfully infringed on such parties' patent rights. In addition to any damages we might have to pay, a court could require us to stop the infringing activity or obtain a license on unfavorable terms. Moreover, any legal action against us or our partners claiming damages and seeking to enjoin commercial activities relating to the affected products and processes could, in addition to subjecting us to potential liability for damages, require us or our partners to obtain a license in order to continue to manufacture or market the affected products and processes. Any license required under any patent may not be made available on commercially-acceptable terms, if at all. In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around a patent, we may be unable to effectively market some of our technology and product candidates, which could limit our ability to generate revenues or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations. In addition, a number of our collaborations provide that royalties payable to us for licenses to our intellectual property may be offset by amounts paid by our collaboration partners to third parties who have competing or superior intellectual property positions in the relevant fields, which could result in significant reductions in our revenues from products developed through collaborations.

        We in-license a significant portion of our principal proprietary technologies, and if we fail to comply with our obligations under any of the related agreements, we could lose license rights that are necessary to developing BiDil and our other product candidates.

        We are a party to a number of licenses that give us rights to third-party intellectual property that is necessary for our business. In particular, we have obtained the exclusive right to develop and commercialize BiDil pursuant to a license agreement with Dr. Jay N. Cohn and some of our intellectual property rights relating to nitric oxide compounds have been obtained pursuant to license agreements with the Brigham and Women's Hospital and Boston University. We expect to enter into additional licenses in the future. These licenses impose various development, commercialization, funding, royalty, diligence, and other obligations on us. If we breach these obligations, the licensor may have the right to terminate the license or render the license non-exclusive, which would result in us being unable to develop, manufacture and sell products that are covered by the licensed technology.

Risks Relating to our Common Stock

        The price of our common stock is likely to continue to be volatile in the future.

        The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In particular, the market price of our common stock, like that of the securities of other biopharmaceutical companies, has been and may continue to be highly volatile. During the period from January 1, 2003 to January 1, 2006, our stock price has ranged from a low of $5.70 per share (on July 16, 2004) to a high of $27.99 per share (on February 2, 2005). The following factors, among others, may affect the price of our common stock:

  •
  fluctuations in our financial results, including with respect to sales of BiDil;

  •
  announcements of technological innovations or new commercial products by us or our competitors;

  •
  governmental regulations and regulatory developments in both the U.S. and foreign countries affecting us or our competitors;

  •
  announcements of actual or potential medical results relating to products under development by us or our competitors' products;

  •
  disputes relating to patents or other proprietary rights affecting us or our competitors;

  •
  public concern as to the safety of products developed by us or other biotechnology and pharmaceutical companies;

  •
  general market conditions;

  •
  fluctuations in price and volume in the stock market in general, or in the trading of the stock of biopharmaceutical and biotechnology companies in particular, that are unrelated to our operating performance;

  •
  issuances of securities in equity, debt or other financings;

  •
  sales of common stock by existing stockholders; and

  •
  the perception that such issuances or sales could occur.

Risks Related to this Offering

        Investors in this offering will pay a much higher price than the book value of our stock.

        If you purchase common stock in this offering, you will incur immediate and substantial dilution of $            , representing the difference between our as adjusted net tangible book value per share after giving effect to this offering at a price of $            per share and after deducting the estimated placement agency fees and offering expenses payable by us. In the past, we issued options to acquire common stock and warrants at prices below the offering price. To the extent these outstanding options and warrants are ultimately exercised, you will incur further dilution.

        Because our management will have broad discretion over the use of the net proceeds to our company from this offering, you may not agree with how we use them and the proceeds may not be invested successfully.

        The net proceeds to our company from this offering will be available for, among other purposes, general corporate purposes, and our management will have broad discretion as to the use of the offering proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of net proceeds we receive from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds we receive will be invested in a way that does not yield a favorable, or any, return for our company.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, that we include in this prospectus supplement, in the accompanying base prospectus and in the documents we incorporate by reference herein and therein, may be deemed forward-looking statements for purposes of the Securities Act and the Exchange Act. We use the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "will," "would," "seeking" and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including the factors included in the documents we incorporate by reference in this prospectus supplement and the accompanying base prospectus. You should read these factors and the other cautionary statements made in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying base prospectus and any document incorporated by reference herein or therein. We caution you that we do not undertake any obligation to update forward-looking statements made by us, except as specifically required by law or the rules of the SEC.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the             shares of our common stock that we are offering at a price of $        per share will be approximately $             million after deducting the estimated placement agency fees and offering expenses payable by us. We intend to use the net proceeds of this offering to fund:

  •
  sales, marketing, manufacturing and distribution arrangements for BiDil;

  •
  development of BiDil XR and BiDil Combination product candidates in the BiDil Franchise/Lifecycle management product line;

  •
  pre-clinical and clinical development of future product candidates, including our proprietary nitric oxide-enhanced cardiovascular agent (NMI3377);

  •
  discovery and development of additional product candidates; and

  •
  working capital, capital expenditures and other general corporate purposes.

        The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our commercialization efforts for BiDil, the amount of competitive sales and marketing activities we may face within the heart failure market, the amount of proceeds actually raised in this offering and the amount of cash generated by our operations.

        We may also use a portion of the proceeds for the acquisition of, or investments in, companies, technologies, product candidates, products or assets that complement our business. However, we have no present understandings, commitments or agreements to enter into any potential acquisitions or investments. Further, we have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending utilization of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term investment grade and U.S. government securities.

MARKET PRICE AND DIVIDENDS

        Our common stock is traded on the Nasdaq National Market under the symbol "NTMD." Trading of our common stock commenced following our initial public offering on November 6, 2003. The following table sets forth the high and low sale prices per share of our common stock as reported on the Nasdaq National Market for the periods indicated.

	Common Stock Price
	High	Low
Fiscal year ended December 31, 2005
First quarter	$27.99	$16.54
Second quarter	$21.09	$13.80
Third quarter	$24.45	$17.10
Fourth quarter	$22.61	$13.24
Fiscal year ended December 31, 2004
First quarter	$9.65	$6.90
Second quarter	$8.15	$5.75
Third quarter	$25.78	$5.70
Fourth quarter	$27.30	$19.14
Fiscal year ended December 31, 2003
Fourth quarter (from November 6 to December 31)	$11.55	$6.90

        On January 23, 2006, the last reported sale price of our common stock on the Nasdaq National Market was $10.98 per share, and we had approximately 54 holders of record of our common stock (excluding brokerage firms and other nominees).

        We have never paid or declared any cash dividends on our common stock. We currently intend to retain earnings, if any, to finance the growth and development of our business, and we do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors.

CAPITALIZATION
(in thousands, except share data)

        The following table sets forth our cash and cash equivalents, long-term debt and capitalization as of September 30, 2005 on an actual basis and as adjusted to reflect the sale of $         million shares of common stock sold by us in this offering, after deducting the estimated placement agency fees and offering expenses payable by us. This table should be read in conjunction with the Selected Financial Data and our financial statements and related notes incorporated by reference in this prospectus supplement and accompanying base prospectus.

	As of September 30, 2005
	Actual	As Adjusted
Cash, cash equivalents and marketable securities	$88,010

Stockholders' equity:
Preferred stock, $0.01 par value; 5,000 shares authorized; no shares issued and outstanding	—
Common stock, $0.01 par value; 65,000 shares authorized; 30,479 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	$305
Additional paid in capital	276,390
Deferred stock compensation	(1,429)
Accumulated deficit	(210,904)
Accumulated other comprehensive loss	(150)

Total stockholders' equity	$64,212

Total capitalization	$64,212

The above data excluded:

  •
  3,811,615 shares of common stock issuable upon exercise of options outstanding as of September 30, 2005 with a weighted average exercise price of $9.35 per share;

  •
  1,319 shares of common stock issuable upon exercise of outstanding warrants as of September 30, 2005 with a weighted average exercise price of $0.08 per share; and

  •
  721,697 shares of common stock available as of September 30, 2005 for future issuance under our 2003 stock incentive plan and 2003 employee stock purchase plan.

DILUTION

        Our net tangible book value as of September 30, 2005 was approximately $64.2 million, or $2.11 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale by us of the             shares of common stock offered in this offering at a price of $        per share and after deducting the estimated placement agency fees and offering expenses payable by us, our net tangible book value as of September 30, 2005 would have been approximately $    million, or $        per share of common stock. This represents an immediate increase in the net tangible book value of $    per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $        per share to new investors. The following table illustrates this per share dilution:

Price per share to investors
Net tangible book value per share as of September 30, 2005		$2.11
Increase per share attributable to new investors	$

Net tangible book value per share after this offering

Dilution per share to new investors			$

        In the discussion and table above, we assume no exercise of outstanding options and warrants. As of September 30, 2005, there were 3,811,615 shares of common stock reserved for issuance upon exercise of outstanding options and warrants with a weighted average exercise price of $9.35 per share. To the extent that any of these outstanding options and warrants are exercised, there will be further dilution to new investors.

PLAN OF DISTRIBUTION

        J.P. Morgan Securities Inc., or JP Morgan, and Thomas Weisel Partners LLC, or Thomas Weisel, have entered into a placement agency agreement with us. Pursuant to the placement agency agreement, JP Morgan and Thomas Weisel have agreed to act as placement agents in connection with this offering. JP Morgan and Thomas Weisel are using their reasonable efforts to introduce us to investors who will purchase the shares. JP Morgan and Thomas Weisel do not have any obligation to buy any of the shares from us or to arrange the purchase or sale of any specific number or dollar amount of the shares.

        We may enter into subscription agreements with investors for the purchase of shares in this offering. The terms of this offering will be subject to market conditions and negotiations between us, JP Morgan, Thomas Weisel and prospective investors.

        Certain investor funds may be deposited into an escrow account set up at JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. will not accept any investor funds until the date of this prospectus supplement. Before the closing date, JPMorgan Chase Bank, N.A. will notify JP Morgan and Thomas Weisel, as applicable, when funds to pay for the shares have been received. We will deposit the shares with the Depository Trust Company upon receiving notice from JP Morgan and Thomas Weisel that funds to pay for the shares have been received. At the closing, Depository Trust Company will credit the shares to the respective accounts of the investors. If the conditions to this offering are not satisfied or waived, then all investor funds that were deposited into escrow will be returned promptly to investors and this offering will terminate. We will pay the escrow agent, an affiliate of one of the placement agents, a fee in connection with the escrow services.

        Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase shares of common stock, informing investors of the closing date as to such shares. We currently anticipate that closing of the sale of the shares of common stock will take place on or about January     , 2006. Investors will also be informed of the date on which they must transmit the purchase price into the designated accounts.

        We have agreed to indemnify JP Morgan, Thomas Weisel and certain other persons against certain liabilities under the Securities Act. We have also agreed under certain circumstances to contribute to payments JP Morgan or Thomas Weisel may be required to make in respect of such liabilities. JP Morgan and Thomas Weisel have informed us that they will not engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

        We, along with our executive officers and directors, have agreed to certain lock-up provisions with regard to future sales of our common stock for a period of 45 days after the offering as set forth in the placement agency agreement. We may offer shares in this offering to certain of our existing shareholders (including shareholders that may be affiliated with our directors) at the same negotiated price per share shown on the cover page of this prospectus. The Nasdaq Marketplace Rules require shareholder approval of sales to certain of our affiliates if, among other things, the sales price is less than the market price. To the extent we enter into subscription agreements for any sales that are required to be approved by our shareholders under the applicable Nasdaq rules, these subscription agreements will be conditioned on obtaining the requisite shareholder approval. If required, we intend to solicit shareholder approval of these sales in connection with our 2006 annual meeting of shareholders.

        We have agreed to pay JP Morgan and Thomas Weisel an aggregate fee equal to 5.5% of the proceeds of this offering. The table on the first page of this prospectus supplement shows the per share and total commissions we will pay to JP Morgan and Thomas Weisel, collectively, assuming the sale of all of the shares offered pursuant to this prospectus supplement and the accompanying base prospectus.

        This is a brief summary of the material provisions of the placement agency agreement and the subscription agreements and does not purport to be a complete statement of their terms and conditions. The placement agency agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the Securities and Exchange Commission prior to the consummation of this offering. A form of the subscription agreement is attached as Appendix A to this prospectus supplement. See "Where You Can Find More Information" in the accompanying base prospectus.

        In compliance with the guidelines of the National Association of Securities Dealers, the maximum consideration or discount to be received by any NASD member may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

        The transfer agent for our common stock is American Stock Transfer & Trust Company.

LEGAL MATTERS

        Various legal matters with respect to the validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Ropes & Gray LLP is counsel for the placement agents in connection with this offering.

Appendix A

SUBSCRIPTION AGREEMENT

NitroMed, Inc.
125 Spring Street
Lexington, MA 02421

The undersigned (the "Investor") hereby confirms its agreement with you as follows:

1.
This Subscription Agreement (this "Agreement") is made as of the date set forth below between NitroMed, Inc., a Delaware corporation (the "Company"), and the Investor.

2.
The Company has authorized the sale and issuance to certain investors of up to                     shares (the "Shares") of its Common Stock, par value $0.01 per share (the "Common Stock"), for a purchase price of $                  per share (the "Purchase Price").

3.
The offering and sale of the Shares (the "Offering") are being made pursuant to an effective Registration Statement on Form S-3 (including the Prospectus contained therein (the "Basic Prospectus"), the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") and a Prospectus Supplement (the "Prospectus Supplement") containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Investor along with the Company's counterpart to this Agreement.

4.
The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares of Common Stock set forth below for the aggregate purchase price set forth below. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

5.
The manner of settlement of the Shares purchased by the Investor shall be determined by such Investor as follows (check one):

[ ]	A.	Delivery by electronic book-entry at The Depository Trust Company ("DTC"), registered in the Investor's name and address as set forth below, and released by American Stock Transfer & Trust Company, the Company's transfer agent (the "Transfer Agent"), to the Investor at the Closing. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I) DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN ("DWAC") INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND
(II) REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

        JPMorgan Chase Bank, N.A.

        ABA # 021000021
        Account Number: 507-897-455, Escrow Special Subscription Account
        Account Name: NitroMed, Inc.

        For further credit to Account Number: 10225260
        Attention: Florence Hanley (212) 623-6811

        —OR—

[ ]	B.	Delivery versus payment ("DVP") through DTC (i.e., the Company shall deliver Shares registered in the Investor's name and address as set forth below and released by the Transfer Agent to the Investor at the Closing directly to the account(s) at J.P. Morgan Securities Inc. or Thomas Weisel Partners LLC identified by the Investor and simultaneously therewith payment shall be made from such account(s) to the Company through DTC). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I) NOTIFY J.P. MORGAN SECURITIES INC. OR THOMAS WEISEL PARTNERS LLC OF THE ACCOUNT OR ACCOUNTS AT J.P. MORGAN SECURITIES INC. OR THOMAS WEISEL PARTNERS LLC, AS APPLICABLE, TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II) CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT J.P. MORGAN SECURITIES INC. OR THOMAS WEISEL PARTNERS LLC, AS APPLICABLE, TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR.

        —OR—

[ ]	C.	Delivery of physical stock certificates, in no event later than one (1) business day after the Closing, to the Investor at the address set forth on the signature page to this Agreement. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

        JPMorgan Chase Bank, N.A.

        ABA # 021000021
        Account Number: 507-897-455, Escrow Special Subscription Account
        Account Name: NitroMed, Inc.
        For further credit to Account Number: 10225260
        Attention: Florence Hanley (212) 623-6811

IT IS THE INVESTOR'S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC, DVP OR PHYSICAL DELIVERY IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6.
The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or any of its affiliates and (b) it has no direct or indirect affiliation or association with any NASD member. Exceptions:

(If no exceptions, write "none." If left blank, response will be deemed to be "none.")

7.
The Investor represents that it has received the final Basic Prospectus, dated September 1, 2005, which is a part of the Company's Registration Statement, prior to or in connection with the receipt of this Agreement.

8.
No offer by the Investor to buy Shares will be accepted and no part of the purchase price will be delivered to the Company until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or a Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest in response to the Investor signing this Agreement will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by the Company and notice of such acceptance has been sent as aforesaid.

[The remainder of this page has been intentionally left blank.]

Number of Shares:

Purchase Price Per Share: $

Aggregate Purchase Price: $

        Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: January , 2006
INVESTOR
By:
Print Name:
Title:
Address:

Agreed and Accepted
this    th day of January, 2006:

NITROMED, INC.

By:
Title:
Agreed and Accepted

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

        1.    Authorization and Sale of the Shares.    Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

          2.    Agreement to Sell and Purchase the Shares; Placement Agents.

          2.1   At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the "Signature Page") for the aggregate purchase price therefor set forth on the Signature Page.

          2.2   The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the "Other Investors") and expects to complete sales of Shares to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements."

          2.3   Investor acknowledges that the Company intends to pay J.P. Morgan Securities Inc. and Thomas Weisel Partners LLC (together, the "Placement Agents") a fee (the "Placement Fee") in respect of the sale of Shares to the Investor.

          2.4   The Company has entered into a Placement Agency Agreement (the "Placement Agreement") with the Placement Agents that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. A copy of the Placement Agreement is available upon request.

          3.    Closings and Delivery of the Shares and Funds.

          3.1    Closing.    The completion of the purchase and sale of the Shares (the "Closing") will occur at a place and time (the "Closing Date") to be specified by the Company and the Placement Agents, and of which the Investors will be notified in advance by the Placement Agents, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934. At the Closing, (a) the Company will cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

          3.2    (a)    Conditions to the Company's Obligations.    The Company's obligation to issue the Shares to the Investor will be subject to the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page and the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

                  (b)    Conditions to the Investor's Obligations.    The Investor's obligation to purchase the Shares will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including, without limitation, those contained in the Placement Agreement (collectively, the "Company Closing Conditions"). The Investor's obligations are expressly not conditioned on the purchase by any or all of the other Investors of the Shares that they have agreed to purchase from the Company.

          3.3    Delivery of Funds.

            (a)    Delivery by Electronic Book-Entry at The Depository Trust Company.    If the Investor elects to settle the Shares purchased by such Investor through delivery by electronic book-entry at DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the shares being purchased by the Investor to the following account (the "Escrow Account") designated by the Company and the Placement Agents pursuant to the terms of that certain Escrow Agreement (the "Escrow Agreement") dated as of January    , 2006, by and among the Company, the Placement Agents and JPMorgan Chase Bank, N.A. (the "Escrow Agent"):

        JPMorgan Chase Bank, N.A.

        ABA # 021000021
        Account Number: 507-897-455, Escrow Special Subscription Account
        Account Name: NitroMed, Inc.
        For further credit to Account Number: 10225260
        Attention: Florence Hanley (212) 623-6811

            Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Investors to the Company upon the satisfaction, in the sole judgment of the Placement Agents, of the Company Closing Conditions. The Placement Agents shall have no rights in or to any of the escrowed funds, unless the Placement Agents and the Escrow Agent are notified in writing by the Company in connection with the Closing that a portion of the escrowed funds shall be applied to the Placement Fee. The Company and the Investor agree to indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) ("Losses") arising under this Section 3.3 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless it is finally determined that such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

            Investor shall also furnish to the Placement Agents a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, a W-8 form).

            Investor acknowledges that the Escrow Agent acts as counsel to the Placement Agents, and shall have the right to continue to represent the Placement Agents, in any action, proceeding, claim, litigation, dispute, arbitration or negotiation in connection with the Offering, and Investor hereby consents thereto and waives any objection to the continued representation of the Placement Agents by the Escrow Agent in connection therewith based upon the services of the Escrow Agent under the Escrow Agreement, without waiving any duty or obligation the Escrow Agent may have to any other person.

            (b)    Delivery Versus Payment through The Depository Trust Company.    If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at J.P. Morgan Securities Inc. or Thomas Weisel Partners LLC, as applicable, to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares being purchased by the Investor.

            (c)    Physical Delivery Versus Payment through the Escrow Agent.    If the Investor elects to settle the Shares purchased by such Investor by physical delivery versus payment through the Escrow Agent, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the shares being purchased by the Investor to the Escrow Account.

          3.4    Delivery of Shares.

            (a)    Delivery by Electronic Book-Entry at The Depository Trust Company.    If the Investor elects to settle the Shares purchased by such Investor through delivery by electronic book-entry at DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian ("DWAC") instructing American Stock Transfer & Trust Company, the Company's transfer agent, to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agents. Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 3.3 above, the Company shall direct its transfer agent to credit the Investor's account or accounts with the Shares pursuant to the information contained in the DWAC.

            (b)    Delivery Versus Payment through The Depository Trust Company.    If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify J.P. Morgan Securities Inc. or Thomas Weisel Partners LLC, as applicable, of the account or accounts at J.P. Morgan Securities Inc. or Thomas Weisel Partners LLC to be credited with the Shares being purchased by such Investor. On the Closing Date, the Company shall deliver the Shares to the Investor directly to the account(s) at J.P. Morgan Securities Inc. or Thomas Weisel Partners LLC, as applicable, identified by Investor and simultaneously therewith payment shall be made from such account(s) to the Company through DTC.

            (c)    Physical Delivery Versus Payment through the Escrow Agent.    If the Investor elects to settle the Shares purchased by such Investor by physical delivery versus payment through the Escrow Agent, the Investor shall set forth on the Signature Page the address to which the physical certificates representing the Shares shall be delivered. On the Closing Date, the Company shall cause the Transfer Agent to deliver the physical certificates to such address.

          4.    Representations, Warranties and Covenants of the Investor.

            4.1   The Investor represents and warrants to, and covenants with, the Company that (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares, (b) the Investor has answered all questions on the Signature Page and Exhibit A attached hereto for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) the Investor, in connection with its decision to purchase the number of Shares set forth on the Signature Page, relied only upon any or all of the following: the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Company's regular reports on Forms 10-K, 10-Q and 8-K as filed by the Company with the Commission, any Time of

    Sale Information (as defined in the Placement Agreement) provided to the Investor and the representations and warranties of the Company contained herein.

            4.2   The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or any Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agents are not authorized to make and have not made any representation or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Time of Sale Information (as defined in the Placement Agreement).

            4.3   The Investor further represents and warrants to, and covenants with, the Company that (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

            4.4   The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

            4.5   The Investor represents, warrants and agrees that, since the earlier to occur of (i) the date on which any of the Placement Agents first contacted the Investor about the Offering and (ii) the date that is the tenth (10th) trading day prior to the date of this Agreement, it has not engaged in any short selling of the Company's securities, or established or increased any "put equivalent position" as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934 with respect to the Company's securities.

          5.    Survival of Representations, Warranties and Agreements.    Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

          6.    Notices.    All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

        (a)    if to the Company, to:

        NitroMed, Inc.
        125 Spring Street
        Lexington, MA 02421
        Attention: Chief Executive Officer
        Phone: (781) 266-4000
        Telecopy: (781) 274-8080

        with a copy to:

        Wilmer Cutler Pickering Hale and Dorr LLP
        60 State Street
        Boston, MA 02109
        Attention: Steven D. Singer, Esq.
        Phone: (617) 526-6000
        Telecopy: (617) 526-5000

              (b)    if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

          7.    Changes.    This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

          8.    Headings.    The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

          9.    Severability.    In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

          10.    Governing Law.    This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

          11.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement.

          12.    Confirmation of Sale.    The Investor acknowledges and agrees that such Investor's receipt of the Company's counterpart to this Agreement, together with the Prospectus Supplement, shall constitute written confirmation of the Company's sale of Shares to such Investor.

          13.    Press Release.    The Company and the Investor agree that the Company shall issue a press release announcing the Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof.

          14.    Termination.    In the event that the Placement Agreement is terminated by the Placement Agents pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

EXHIBIT A

NITROMED, INC.

INVESTOR QUESTIONNAIRE

        Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:
2.	The relationship between the Investor and the registered holder listed in response to item 1 above:
3.	The mailing address of the registered holder listed in response to item 1 above:
4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:
5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained), if applicable:
6.	DTC Participant Number, if applicable:
7.	Name of Account at DTC Participant being credited with the Shares, if applicable:
8.	Account Number at DTC Participant being credited with the Shares, if applicable:

$250,000,000

NITROMED, INC.

Common Stock
Debt Securities

        We may from time to time issue up to $250,000,000 aggregate principal amount of common stock and debt securities. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

        Our common stock is listed on The NASDAQ National Market and traded under the symbol "NTMD." On August 2, 2005, the last reported sale price of our common stock was $23.65 per share.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated September 1, 2005.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering.

NITROMED, INC.

        NitroMed is an emerging pharmaceutical company focused on the research, development and commercialization of proprietary pharmaceuticals based on the therapeutic benefits of the naturally-occurring molecule nitric oxide. We use our expertise in nitric oxide biology and chemistry in an effort to develop both new pharmaceuticals, as well as safer, more effective versions of existing drugs. Our research and development efforts focus on major diseases that are characterized by a deficiency in nitric oxide, such as cardiovascular and inflammatory diseases. On June 23, 2005, the U.S. Food and Drug Administration, or FDA, approved our first product, BiDil, a combination of isosorbide dinitrate and hydralazine hydrochloride, for the treatment of heart failure in black patients. Corporate collaborations are also an element of our business strategy, and we have an agreement with Boston Scientific to jointly develop nitric oxide-enhanced cardiovascular stents.

        To date, we have devoted substantially all of our efforts towards the research and development of BiDil and our product candidates. Since our inception, we have had no revenue from product sales and have funded our operations through the sale of equity securities, debt financings, license fees, research and development funding and milestone payments from our collaborative partners.

        We were incorporated in Delaware in 1992. Our principal executive office is located at 125 Spring Street, Lexington, MA 02421, and our telephone number is (781) 266-4000. Our internet address is www.nitromed.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our website address is included in this prospectus as an inactive technical reference only.

        Unless otherwise stated, all references to "us," "our," "NitroMed," "we," "the company" and similar designations refer to NitroMed, Inc. NitroMed®, NitRx®, BiDil® and NitroMed's logo "N" are trademarks of NitroMed. Other trademarks or service marks appearing in this prospectus, any prospectus supplement or in the documents we incorporate by reference in this prospectus and any prospectus supplement are the property of their respective holders.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2004, and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, which are incorporated by reference in this prospectus, and the other risk factors and other information that may be contained in, or incorporated by reference from, other filings we make with the Securities and Exchange Commission. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus, any prospectus supplement, and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that we include in this prospectus, any prospectus supplement, and in the documents we incorporate by reference in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. We may, in some cases, use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could," "will," or "may," or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this prospectus, any prospectus supplement, and in the documents we incorporate by reference in this prospectus, may include statements about:

  •
  the filing of regulatory applications or the receipt of regulatory approvals;

  •
  implementation of our corporate strategy, including the establishment and maintenance of sales and marketing capabilities for, and the manufacture of sufficient quantities of, BiDil;

  •
  market acceptance of and market demand for BiDil;

  •
  the completion and success of clinical trials for our product candidates;

  •
  our research, development and commercialization activities and projected expenditures;

  •
  the advantages of our technology as compared to other technologies and our ability to compete with our competitors;

  •
  our ability to obtain and maintain partners for certain of our development programs and the terms of these arrangements;

  •
  our ability to maintain and establish intellectual property rights in our product candidates;

  •
  our use of proceeds from this offering;

  •
  our cash needs; and

  •
  our financial performance.

        There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including without limitation, the factors referred to above under the caption "Risk Factors." These important factors also include the factors that we identify in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in this prospectus, any prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, and in the documents incorporated by reference. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward looking statements. We caution you that we do not undertake any obligation to update forward-looking statements made by us.

RATIO OF EARNINGS TO FIXED CHARGES
(in thousands)

        We have not recorded earnings for any year in the five year period ended December 31, 2004 or for the six-month period ended June 30, 2005. Accordingly, our earnings were insufficient to cover fixed charges in such periods and we are unable to disclose a ratio of earnings to fixed charges. The following table sets forth, for each of the periods presented, the dollar amount of the deficiency of earnings available to cover fixed charges. For purposes of computing the deficiency of earnings available to cover fixed charges, fixed charges represent interest expense, an estimate of the interest expense within rental expense and dividend requirements of redeemable convertible preferred stock.

	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004	Six Months Ended June 30, 2005
Deficiency of earnings available to cover fixed charges	$(7,588)	$(13,291)	$(20,039)	$(30,920)	$(29,773)	$(42,213)

USE OF PROCEEDS

        Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate purposes, including:

  •
  to research, develop and commercialize our existing products and product candidates and any future product candidates;

  •
  to finance our growth;

  •
  for acquisitions of businesses, products and technologies that complement or expand our business;

  •
  for working capital and capital expenditures; and

  •
  to reduce outstanding indebtedness.

        We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

THE SECURITIES WE MAY OFFER

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

        We may sell from time to time, in one or more offerings common stock and debt securities.

        In this prospectus, we refer to the common stock and debt securities collectively as "securities." The total dollar amount of all securities that we may issue will not exceed $250,000,000.

        If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

        The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our restated certificate of incorporation and amended and restated by-laws, which are incorporated by reference into the registration statement that includes this prospectus. The General Corporation Law of the State of Delaware may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock we offer under that prospectus supplement may differ from the terms we describe below.

        Under our restated certificate of incorporation, our authorized capital stock consists of 65,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of July 31, 2005, we had 30,373,036 shares of common stock outstanding held by 51 stockholders of record and no shares of preferred stock outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

        Holders of our common stock are entitled to one vote for each share held on matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive their proportionate share of any dividends declared by the board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the preferential rights of any outstanding preferred stock. The common stock has no preemptive, subscription, redemption or conversion rights. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the common stock are subject to the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. Our restated certificate of incorporation and amended and restated by-laws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. When we issue shares under this prospectus, the shares, when issued, will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Listing

        Our common stock is listed on The NASDAQ National Market under the symbol "NTMD."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Certain Effects of Authorized but Unissued Stock

        We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

        The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the General Corporation Law of the State of Delaware and subject to any limitations set forth in our restated certificate of incorporation. The purpose of authorizing our board of directors to issue preferred stock and to determine the rights and preferences applicable to the preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Delaware Law and Charter and By-Laws

        Business Combinations.    We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock and any person or entity affiliated with or controlling or controlled by such entity or person.

        Board of Directors.    Our restated certificate of incorporation and amended and restated by-laws provide that our board of directors shall be comprised of a single class with each director serving a one-year term. Our restated certificate of incorporation and amended and restated by-laws also provide that, subject to the rights of holders of any series of preferred stock, directors may be removed only for cause by the vote of the holders of at least 75% of the votes that all stockholders would be entitled to cast in any annual election of directors. Moreover, our restated certificate of incorporation and amended and restated by-laws provide that any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, us.

        Limitation of Liability; Indemnification.    Our restated certificate of incorporation provides that our directors and officers shall be indemnified by us except to the extent prohibited by the General Corporation Law of the State of Delaware. This indemnification covers all expenses and liabilities reasonably incurred in connection with their services for or on behalf of us. In addition, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or to our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

        Stockholder Action; Special Meeting of Stockholders.    Our restated certificate of incorporation and amended and restated by-laws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before the meeting and may not be taken by written action in lieu of a meeting. Our restated certificate of incorporation and amended and restated by-laws also provide that special meetings of stockholders may only be called by our board of directors, the chairman of our board of directors or our chief executive officer. Our amended and restated by-laws also provide that, in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with requirements regarding advance notice to us. These provisions could have the effect of delaying until the next stockholders' meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder only at a duly called stockholders' meeting, and not by written consent.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our amended and restated by-laws provide that nominations for election to our board of directors may be made either by our board of directors or by a stockholder who complies with specified notice provisions. Our amended and restated by-laws contain similar advance notice provisions for stockholder proposals for action at stockholder meetings. These provisions prevent stockholders from making nominations for directors and stockholder proposals from the floor at any stockholder meeting and require any stockholder making a nomination or proposal to submit the name of the nominees for board seats or the stockholder proposal, together with specified information about the nominee or any stockholder proposal, prior to the meeting at which directors are to be elected or action is to be taken. These provisions ensure that stockholders have adequate time to consider nominations and proposals before action is required, and they may also have the effect of delaying stockholder action.

        Amendment to Certificate of Incorporation or By-Laws.    The General Corporation Law of the State of Delaware provides that the vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our restated certificate of incorporation requires the vote of the holders of at least 75% of the shares of our capital stock entitled to vote to amend or repeal certain of the foregoing provisions of our restated certificate of incorporation. Generally, our amended and restated by-laws may be amended or repealed by a majority vote of the board of directors present at any regular or special meeting of the board of directors or by the holders of at least 75% of the votes that all the stockholders would be entitled to cast in any annual election of directors.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

        We will issue senior notes in one or more series under the senior indenture which we will enter into with a trustee to be named in the senior indenture. We will issue subordinated notes in one or more series under the subordinated indenture which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        We will describe in the applicable prospectus supplement the following terms relating to a series of notes:

  •
  the title;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of notes in global form, and, if so, the terms and who the depository will be;

  •
  the maturity date;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the notes will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place where payments will be payable;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of notes;

  •
  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

  •
  whether we will be restricted from incurring any additional indebtedness;

  •
  a discussion on any material or special United States federal income tax considerations applicable to the notes;

  •
  the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

Consolidation, Merger or Sale

        The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of notes that we may issue:

  •
  if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

  •
  if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or deferred;

  •
  if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after notice is given by the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur to us.

        If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, on the notes due and payable immediately.

        The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences (except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture). Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of notes to enforce payment (for the equal and ratable benefit of all holders of the outstanding notes of that series) if we default in the payment of the principal, premium, if any, or interest on, the notes.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture; and

  •
  to change anything that does not materially adversely affect the interests of any holder of notes of any series.

        In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

  •
  extending the fixed maturity of the series of notes;

  •
  reducing the principal amount, the rate of interest, or reducing any premium payable upon the redemption of any notes; or

  •
  reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost, destroyed or mutilated debt securities of the series;

  •
  maintain certain offices and paying agencies;

  •
  hold monies for payment in trust;

  •
  pay principal, interest and premiums;

  •
  compensate, reimburse and indemnify the trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

        If we elect to redeem the notes of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

        We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in New York, New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

        The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or if we issue the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we may seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders may be up to the holders.

Special Considerations For Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by one or more global securities that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities;"

  •
  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  •
  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days; or

  •
  if we notify any applicable trustee that we wish to terminate that global security.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following methods from time to time:

  •
  to underwriters for resale to the public or to investors;

  •
  a block trade, which may involve crosses, in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer, including purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

  •
  through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  through agents to the public or to investors;

  •
  directly to investors in privately negotiated transactions; or

  •
  through a combination of any of these methods of sale.

        We will set forth in a prospectus supplement the terms of the offering of securities, including:

  •
  the name or names of any agents or underwriters;

  •
  the purchase price of our securities being offered and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such securities may be listed.

Underwriters, Agents and Dealers

        If we use underwriters for a sale of our securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase our securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

        We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

        If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Direct Sales

        We may also sell securities directly to one or more purchasers without using underwriters or agents.

Sales of Securities in Connection with Derivative Transactions

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We and the underwriter will comply with the letter of the Staff of the Divisions of Corporation Finance of the Securities and Exchange Commission: Goldman, Sachs & Co. (Avail. October 9, 2003).

Trading Markets and Listing of Securities

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The NASDAQ National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

        In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities from the Company in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from the Company, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also effect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The NASDAQ National Market or otherwise and, if commenced, may be discontinued at any time.

        Any underwriters who are qualified market markers on the NASDAQ National Market may engage in passive market making transactions in the securities on the NASDAQ National Market in accordance with Rule 103 of Regulation M. Passive market markers must comply with applicable volume, price and other limitations of Rule 103.

VALIDITY OF SECURITIES

        The validity of the securities offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

        The financial statements of NitroMed, Inc. appearing in NitroMed, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other documents with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room.

        The SEC also maintains an Internet site, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and current reports, proxy statements, information statements and other information.

        This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities being offered by us, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's Internet site. We also maintain an Internet site at http://www.nitromed.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our Internet site is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC requires us to "incorporate" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the sale of all the securities covered by this prospectus.

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 10, 2005;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed with the SEC on May 5, 2005;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, filed with the SEC on August 3, 2005;

  •
  our Current Report on Form 8-K, filed with the SEC on February 23, 2005;

  •
  our Current Report on Form 8-K, filed with the SEC on April 13, 2005;

  •
  our Current Report on Form 8-K, filed with the SEC on May 2, 2005;

  •
  our Current Report on Form 8-K, filed with the SEC on May 20, 2005;

  •
  our Current Report on Form 8-K, filed with the SEC on June 17, 2005;

  •
  our Current Report on Form 8-K, filed with the SEC on June 28, 2005;

  •
  our Current Report on Form 8-K, filed with the SEC on July 5, 2005;

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 24, 2003; and

  •
  all of our filings pursuant to the Exchange Act after the date of filing the initial registration statement.

        Information contained in this prospectus supplements, modified or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modified or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

        You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

    NitroMed, Inc.
    Attention: Investor Relations
    125 Spring Street
    Lexington, Massachusetts 02421
    Telephone: (781) 266-4000

        You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS
PROSPECTUS SUPPLEMENT SUMMARY
THE OFFERING
SELECTED FINANCIAL DATA (in thousands, except share and per share data)
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
MARKET PRICE AND DIVIDENDS
CAPITALIZATION (in thousands, except share data)
DILUTION
PLAN OF DISTRIBUTION
LEGAL MATTERS
  Appendix A
ANNEX I TERMS AND CONDITIONS FOR PURCHASE OF SHARES
EXHIBIT A NITROMED, INC. INVESTOR QUESTIONNAIRE
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
NITROMED, INC.
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
RATIO OF EARNINGS TO FIXED CHARGES (in thousands)
USE OF PROCEEDS
THE SECURITIES WE MAY OFFER
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF DEBT SECURITIES
LEGAL OWNERSHIP OF SECURITIES
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE